AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 2002

                              REGISTRATION NO. 333-
 ------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------
                                   GAIAM, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             Colorado                                      84-111-35-27
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

      360 Interlocken Blvd, Suite 300
      Broomfield, Colorado                                  80021
(Address of Principal Executive Offices)                 (Zip Code)

                                ----------------
                    Gaiam, Inc. 1999 Long-Term Incentive Plan
                              (Full Title of Plan)
                                ----------------

                                  Jirka Rysavy
                             Chief Executive Officer
                                   Gaiam, Inc.
                              360 Interlocken Blvd
                           Broomfield, Colorado 80021
                                 (303) 222-3600
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent For Service)
                                ----------------

                         CALCULATION OF REGISTRATION FEE


Title of                                        Proposed Maximum
Securities                    Proposed Maximum  Aggregate         Amount of
to Be         Amount to be    Offering Price    Offering          Registration
Registered    Registered (1)  Per Share(2)(3)   Price (2)(3)      Fee (3)
----------    --------------  ----------------  ----------------  ------------

Class A
Common Stock   500,000         $14.54           $7,270,000        $668.84


(1) This Registration Statement registers an additional 500,000 shares of the registrant's Class A common stock, par value $0.0001 per share (the "Common Stock") under the Gaiam, Inc. 1999 Long Term Incentive Plan, under which 1,600,000 shares have previously been registered (SEC File No. 333-37700). Pursuant to Rule 416, additional shares of Common Stock issuable pursuant to the exercise of awards granted or to be granted under the plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the registration fee is based on 500,000 shares of Common Stock reserved for issuance under the plans, at a price per share of $14.54, which is the average of the highest and lowest selling price per share of Common Stock on the Nasdaq National Market on May 28, 2002.

         On May 24, 2000, the Registrant filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-37700) relating to 2,100,000 shares of the Registrant's class A common stock to be issued pursuant to the Gaiam, Inc, 1999 Long Term Incentive Plan (the "Incentive Plan") and the Gaiam Inc. 1999 Employee Stock Purchase Plan, which registration statement is currently effective. This Registration Statement relates to securities to be issued under the Incentive Plan which are the same class as those to which Registration Statement No 333-37700 relates. The contents of Registration Statement No. 333-37700 are incorporated herein by reference.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

         Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on May 23, 2002.

                                     GAIAM, INC.


                                     By:  /s/ Jirka Rysavy
                                          Jirka Rysavy, Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW BY ALL MEN THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jirka Rysavy and Lynn Powers, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including, without limitation, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated opposite their names.


Signature               Title                                      Date
-------------------------------------------------------------------------------

/s/ Jirka Rysavy        Jirka Rysavy, Chairman of the Board
                        and Chief Executive Officer                May 23, 2002

/s/ Lynn Powers         Lynn Powers, President, Chief Operating
                        Officer and director                       May 23, 2002

/s/ James Argyropoulos  James Argyropoulos, director               May 23, 2002

/s/ Barnet Feinblum     Barnet Feinblum, director                  May 23, 2002

/s/ Barbara Mowry       Barbara Mowry, director                    May 23, 2002

                        Paul Ray, director                         May 23, 2002

/s/ Yudhister Bahl      Yudhister Bahl, Chief Financial Officer
                        and principal accounting officer           May 23, 2002

                                  EXHIBIT INDEX

Exhibit No.    Description
-------------------------------------------------------------------------------
5.1            Opinion of Bartlit Beck Herman Palenchar & Scott

23.1           Consent of Ernst & Young

23.2           Consent of Bartlit Beck Herman Palenchar & Scott
               (included in Exhibit 5.1)

24.1           Power of Attorney, included on signature page

EXHIBIT 5.1

                      Bartlit Beck Herman Palenchar & Scott
                             1899 Wynkoop, Suite 800
                             Denver, Colorado 80202


                                  May 23, 2002


Gaiam, Inc.
360 Interlocken Blvd.
Broomfield, Colorado  80021

      Re: Registration Statement on Form S-8 Relating to 500,000 Shares of Class A Common Stock of Gaiam, Inc. Available for Issuance under the Gaiam, Inc. 1999 Long-Term Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Gaiam, Inc., a Colorado corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") covering the registration of up to 500,000 shares of the Company's Class A common stock, $0.0001 par value per share (the "Shares") issuable pursuant to the Company's 1999 Long-Term Incentive Plan (the "Long-Term Incentive Plan").

In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectuses, the Long-Term Incentive Plan, the Company's Articles of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, assuming that the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares, when issued and sold in accordance with the Long-Term Incentive Plan, the Registration Statement and the applicable related prospectuses, will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ Bartlit Beck Herman Palenchar & Scott

EXHIBIT 23.1



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement Form S-8 dated June 3, 2002) pertaining to the Gaiam, Inc. 1999 Long Term Incentive Plan, of our reports dated February 18, 2002, with respect to the consolidated financial statements and schedule of Gaiam, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


/s/ Ernst & Young, LLP

Denver, Colorado
June 3, 2002